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                                                                   Exhibit 10.19

                            SUBDISTRIBUTOR AGREEMENT

This Subdistributor Agreement (the "Agreement") effective the 15th day of November, 2000.

BETWEEN:


              PC-EPhone.com Ltd., a
              Bermuda Corporation having its corporate office at #129 Front Street
              Hamilton, BM HM11
              Fax: (604) 688-8371

              (herein the "Distributor")

                                                               OF THE FIRST PART

AND:

              FUTURECOM GLOBAL, INC.,
              a Nevada corporation having an office
              at 15690 N. 83rd Way, Suite B
              Scottsdale, Arizona  85260
              Fax:  (480) 368-1467

              (herein "FutureCom")

                                                              OF THE SECOND PART

WHEREAS:

A. The Distributor is party to a Distribution Agreement (the "Distribution Agreement") with CYBERBANK CORP., a Korean corporation (the "Company") with its head office in Seoul, Korea.

B. The Company has developed a handheld device/terminal that can be used to perform multiple functions on a CDMA, GSM or other wireless application protocol system (the "Multipalm").

C. The Distributor has acquired from the Company the United States and Canada rights to market and distribute the Multipalm on a sole and exclusive basis on the terms and conditions contained in the Distribution Agreement.

D. The Distributor may have the right to acquire from the Company the worldwide (other than the United States and Canada) rights to market and distribute the Multipalm on a non-exclusive basis on the terms and conditions contained in the Distribution Agreement.

E. The Distributor is desirous of developing and accelerating its marketing strategy to exploit any and all business opportunities with respect to the aforementioned product; and

F. FutureCom is desirous of participating with the Distributor in the implementation of the foregoing marketing strategy in the manner hereinafter described.

* Confidential Treatment Requested
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NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


1.   DEFINITIONS

In this Agreement, the following words and phrases shall have the following meanings:


(A) "Company" means CYBERBANK CORP., a Korean corporation and its successors and assigns;

(B) "Confidential Information of the Company" means all business plans, trade secrets, design concepts, knowledge, information, production technology, processes, know how, business projections, customer lists and intellectual property concerning or relating to the business of the Company and the Products, including the Manufacturing Information, which may be communicated to, acquired by, or learned of by the Distributor from the Company, whether or not such information is subject to proprietary protection at law;

(C) "Confidential Information of the Distributor" means all customer lists, sales marketing contacts and information, business plans, trade secrets, knowledge, information, know how, business projections, computer software programs and intellectual property concerning or relating to the business of the Distributor which may be communicated to, acquired by, or learned of by the Company from the Distributor, whether or not such information is subject to proprietary protection at law;

(D) "Distribution Agreement" means that certain Distribution Agreement dated November 6, 2000 between the Company and the Distributor;

(E) "Exclusive Territory" means the United States of America (50 states) and Canada;

(F) "Future Products" means any future products developed by the Company of a similar or like nature as the Multipalm which is primarily a PC/PDA/ wireless telecommunication device.

(G) "Manufacturing Information" means all information, technology, data and trade secrets relating to the manufacture of the Products;

(H)  "Non-exclusive Territory" has the meaning assigned to it by Section 2.3;

(I) "Patents" means any patents underlying the Products which are owned or may be owned by the Company or licensed or which may be licensed to the Company;

(J) "Products" means the personal digital assistant products marketed by the Company under the current trade name "Multipalm" (including all necessary accessories included in the Multipalm retail package to maintain the functionality of the Product including, but not limited to a battery, battery charger, adaptor, and non-phone stylus).

(K) "Reference Date" means the later of (a) December 31, 2001 and (b) one year after approval of the Products by the US FCC;

(L)  "Term" has the meaning described in Section 12.1 of this Agreement;

* Confidential Treatment Requested
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(M)  "Trade Name" means the trade name "Multipalm", or any other trade name for the Product or Future Products, and the trademark "Multipalm", or any other trademark for the Product or Future Products, in the event that the Company is granted trademark protection by the United States Patent and Trademark Office.

2.    Exclusive Distribution Rights and Non-exclusive Distribution Rights
      -------------------------------------------------------------------

2.1 Subject to the terms and conditions of this Agreement and the Distribution Agreement, the Distributor hereby grants to FutureCom the exclusive right to market, distribute and sell the Products within the Exclusive Territory (the "Distribution Rights"). The Distribution Rights will include the following rights:

(A)   the right to market, distribute and sell the Products;

(B) the right and license to use the Trade Name in connection with the marketing, distribution and sale of the Products.

2.2 The Distribution Rights will extend to the right and license to use the trademark "Multipalm" or any other trademark relating to the Products or Future Products in the event that the Company's application to the United States Patent and Trademark Office for the registration of "Multipalm" or any other trademark, if any, is approved. FutureCom acknowledges that there is no assurance that trademark protection will be granted by the United States Patent and Trademark Office.

2.3 FutureCom may, from time to time, deliver notice to the Distributor that requests non-exclusive distribution rights for certain territories outside of the Exclusive Territory (the "Non-exclusive Territory"). FutureCom and the Distributor shall have fifteen (15) days to discuss and reach an agreement on such request. Failure to reach an agreement on such a request shall be deemed to be a rejection of such request by the Distributor. If granted, such non-exclusive distribution rights shall be for a period of one year from the date of delivery of the request by FutureCom to the Distributor. Provided however, FutureCom shall be entitled to deal with and sell to existing customers and contacts of FutureCom at the 2000 Las Vegas Comdex Show for markets outside the exclusive Territory but shall always be governed by the terms and conditions of the Distribution Agreement. The terms and conditions of such non-exclusive distribution rights may be modified or amended subject to a separate agreement by FutureCom and the Distributor but shall always be governed by the terms and conditions of the Distribution Agreement .

2.4 The Distributor agrees FutureCom shall endeavor to add Mexico as an exclusive market at the earliest possible date but makes no representation that such exclusivity can or will be obtained.

2.5 FutureCom acknowledges that the rights granted to Distributor pursuant to this Agreement are expressly subject to the terms and conditions of the Distributor Agreement which contains consent/approval requirements, limits and thresholds as to the period of exclusivity, volume requirements, and similar conditions. FutureCom further acknowledges that the rights granted to it hereunder shall be subject to the conditions and limitations contained in the Distribution Agreement including, but not limited to, methods of payment, and payment security requirements

2.6 FutureCom and its affiliates covenant that it will not contact the Company directly or indirectly without the express written consent of Distributor during the term of the Distribution Agreement.

* Confidential Treatment Requested
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2.7     Notwithstanding any other term or terms of this Agreement, any sales orders and/or sales contracts for Products to third parties made before execution of a final formal distribution agreement and all profits resulting therefrom shall be for the sole benefit of Distributor. Upon execution of this Agreement, Distributor shall submit a list of such third parties which the Distributor may be closing sales orders with, prior to the date hereof. Any sales made by Distributor to a verifiable party on the aforementioned list shall be excluded from the application of this Agreement. It is agreed that the number of potential purchasers on said list shall not exceed five (5).

3.      [          *           ]

* Confidential Treatment Requested
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3.      [          *           ]

* Confidential Treatment Requested
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        [          *           ]

4.    Limitations on the Distribution Rights
      --------------------------------------

4.1 FutureCom shall not knowingly distribute or sell any Products for re-sale to any person or company in any market outside: (a) the Exclusive Territory and (b) the Non-exclusive Territory where FutureCom has non-exclusive rights as granted by virtue of section 2.3.

4.2 FutureCom will not, directly or indirectly, sell, assign or grant to any other person, firm or corporation, the right to sell, or distribute the Products within the Exclusive Territory and the Non-exclusive Territory, where non-exclusive distribution rights have been granted to FutureCom by the Distributor, except as set forth in Article 5.

4.3   Paragraph Intentionally Deleted.

4.4 Nothing in this Agreement shall be deemed in any way to constitute any transfer or assignment by the Company or Distributor of any Patents, Trade Name or Confidential Information to FutureCom or to give FutureCom any right, title or interest in or to any Patents, Trade Name or Confidential Information. FutureCom acknowledges that all patents pertaining to the Products or Confidential Information are and shall remain the exclusive property of the Company.

4.5 FutureCom will not purchase Products from any person other than through Distributor.


5.    Sub-Assignees
      -------------

* Confidential Treatment Requested
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5.1   FutureCom will have the right to appoint marketing representatives within the Exclusive Territory and the Non-exclusive Territory, where non-exclusive rights have been granted to FutureCom by the Distributor, provided that each marketing representative is appointed on the following terms and conditions:

   a) each marketing representative will enter into a restrictive agreement with FutureCom on terms and conditions acceptable to the Distributor which will fully bind the marketing representative to the terms and conditions set forth in this Agreement; and

   b) FutureCom shall provide the Distributor a copy of each executed marketing representative agreement within 10 days of execution in order that the Distributor can verify compliance of the marketing representative agreement with the terms and conditions of this Agreement.

5.2 In the event of restructuring of FutureCom so that separate companies are used to sell Products in different countries within the Exclusive Territory and the Non-exclusive Territory, such separate companies shall collectively be considered to be parties to this Agreement in place and stead of FutureCom named herein, without the necessity of any further documentation.

6.    Additional Covenants of FutureCom
      ---------------------------------

6.1   FutureCom will throughout the term of this Agreement:

(A) purchase and maintain a sufficient liability insurance policy with reputable insurance companies in those jurisdictions in which FutureCom markets, distributes and sells the Products;

(B) ensure that any advertising or promotional efforts undertaken by FutureCom will be conducted in compliance with advertising and marketing guidelines established by the Company or the Distributor in order to ensure a consistent marketing and brand recognition of the Products;

(C) comply with all applicable laws and regulations regarding the distribution, marketing and sale of the Products within the Exclusive Territory and the Non-exclusive Territory, where non-exclusive distribution rights have been granted to FutureCom by the Distributor.

(D) FutureCom will not enter into any business that is unrelated to telecommunications without the prior written consent of the Company.

(E) FutureCom shall not represent itself as an agent and/or legal representative of the Company or Distributor.

(F) FutureCom shall not challenge the Company or Distributor for the Company's Patents, Trade Name and/or other intellectual properties.

(G) FutureCom shall not give information on and guarantee the performance and efficiency of the Products and Future Products unless otherwise confirmed

* Confidential Treatment Requested
      by written consent of the Company or Distributor.

6.2 Execution and delivery of this Agreement by FutureCom has been duly authorized. The person executing this Agreement on behalf of FutureCom has full and proper authorization to execute same, and this Agreement is a valid and binding agreement of FutureCom and is enforceable against FutureCom in accordance with its terms.


7.    Additional Covenants of the Distributor
      ---------------------------------------

7.1   The Distributor will during the term of this Agreement:

(A) provide FutureCom with all such information as received by Distributor from the Company, or as the Distributor considers appropriate, in order to assist FutureCom in the preparation of sales promotion material and Distributor shall provide FutureCom with all sales promotional material relating to the Products in order to facilitate advertising of the Products within the Exclusive Territory and the Non-exclusive Territory, where non-exclusive distribution rights have been granted to FutureCom by the Distributor;

(B) to the greatest extent of Distributor's ability to do so, ensure all the Products meet the Company's specifications for the applicable Products;

(C) to the greatest extent of Distiributor's ability to do so, ensure that in addition to any warranty requirements pursuant to the terms of this Agreement, all Products supplied to FutureCom by the Company, its manufacturers or Distributor shall meet any and all U.S. governmental standards applicable to such Products. FutureCom shall have the right, through its duly appointed representative, to examine, inspect and/or test any and all of the Products supplied by the Company through the Distributor, and to the extent possible, the production lines, production facilities and storage facilities. The Distributor warrants to the fullest extent in favor of FutureCom and its customers all available Company warranties that the goods delivered in accordance with this Agreement shall measure up to the same standard as the sample Products previously submitted to FutureCom.

(D) permit FutureCom and its marketing representatives, if any, to hold themselves out as authorized distributors of the Products within the Exclusive Territory and the Non-exclusive Territory, where non-exclusive distribution rights have been granted to FutureCom by the Distributor;

(E) assist FutureCom in obtaining all applicable US FCC and Industry Canada approvals in order that the Products can be distributed in the Exclusive Territory and the Non-exclusive Territory, where non-exclusive distribution rights have been granted to FutureCom by the Distributor.

* Confidential Treatment Requested
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(F)   furnish to FutureCom in a timely manner all available product information regarding the Products, which product information shall accurately describe the nature, character and prescribed use of the Products, which information shall be appropriate for distribution to consumers in the discretion of FutureCom. The product information shall not misrepresent or in any way intentionally mislead FutureCom, or consumers with respect to the Products. FutureCom may incorporate such product information in its sales and advertising and promotional literature and materials (the "Sales Materials"). Said product information utilized shall not be deemed as Confidential Information as set forth in this Agreement.

(G) To the greatest extent of the Distributor's ability to do so, ensure that the Distributor has the right to supply and distribute the Products and all components thereof, and the Products shall not and do not, constitute any known infringement of any license, trademark, copyright, patent or similar proprietary interest of any third party.

(H) Except as expressly otherwise agreed in this Agreement, the Distributor will not directly, or indirectly, sell Products to any customers in the Exclusive Territory and, furthermore, will refer those customers to FutureCom.

(I) Except as expressly otherwise agreed in this Agreement, the Distributor will not directly, or indirectly, sell Products to any customers in the Non-exclusive Territory where FutureCom has been granted non-exclusive distribution rights by the Distributor and, furthermore, will refer those customers to FutureCom.

7.2 To its best knowledge the Distributor represents the Company has the capability to supply the Products necessary to meet the anticipated sales of FutureCom for the duration of this Agreement.

7.3 Execution and delivery of this Agreement by the Distributor has been duly authorized. The person executing this Agreement on behalf of the Distributor has full and proper authorization to execute same, and this Agreement is a valid and binding agreement of the Distributor and is enforceable against the Distributor in accordance with its terms.

8.    Indemnification
      ---------------

8.1 Each of the parties agrees to indemnify, defend and hold harmless the other party from any liability arising out of the act or omission of the indemnifying party, its servants, agents and representatives.

8.2 Distributor shall not be responsible for any claim and loss arising out of the marketing, sales and distribution process of FutureCom and/or its marketing representatives.

8.3 FutureCom shall be responsible for the losses and claims arising out of the conduct, non-performance and misrepresentations of FutureCom and its marketing representatives, if any. Furthermore, FutureCom shall defend itself and shall indemnify and hold harmless the Company and the Distributor from any liability arising therefrom.

8.4 The maximum liability of the Distributor arising out of and relating to this Agreement shall not exceed the Order Price of the Products delivered.

* Confidential Treatment Requested

9.   Right of First Refusal for Future Products
     ------------------------------------------

9.1 FutureCom will have a right of first refusal to acquire the marketing, distribution and sales rights for (a) Future Products on an exclusive basis for the Exclusive Territory and (b) Future Products on a non-exclusive basis for the Non-exclusive Territory where non-exclusive distribution rights have been granted pursuant to section 2.3.


10.  Confidential Information
     -------------------------

10.1 The Distributor acknowledges that the Confidential Information of FutureCom is the property of FutureCom and the success, profitability and competitive position of FutureCom requires that the Confidential Information of FutureCom be maintained in confidence by the Distributor. Accordingly, the Distributor covenants and agrees with FutureCom, subject to Sections 10.2 and
10.3 of this Agreement, that:

(A) the Distributor will at all times keep all Confidential Information of FutureCom in the strictest confidence;

(B) the Distributor will not use the Confidential Information of FutureCom for any purpose other than for performing its obligations pursuant to this Agreement;

(C) the Distributor will not at any time publish or in any way participate or assist in the publishing of any Confidential Information of FutureCom;

(D) the Distributor will not disclose or assist in the disclosure of any Confidential Information of FutureCom to any person, firm, corporation or other entity.

10.2 The Distributor may disclose the Confidential Information of FutureCom in confidence to the Company and the lawyers, accountants and other professional advisors of the Company and Distributor in connection with the performance of the business arrangements between FutureCom and the Distributor, each of whom shall be advised of the confidential nature of and requirement to maintain such confidential information.

10.3 The Distributor may disclose the Confidential Information of FutureCom only to the extent necessary in order that the Distributor may comply with all applicable laws and regulations, including compliance with Distributor's obligations as a reporting issuer under the United States Securities Exchange Act of 1934. Any press releases making reference to a party shall require the consent of that party. The Parties shall endeavor to consult one with the other with respect to any press releases or similar dissemination of information.

10.4 FutureCom acknowledges that the Confidential Information of the Company or the Distributor is the property of the Company or the Distributor and the success, profitability and competitive position of the Company or the Distributor requires that the Confidential Information of the Company or the Distributor be maintained in confidence by FutureCom. Accordingly, FutureCom covenants and agrees with the Distributor, subject to Sections 10.5 and 10.6 of this Agreement, that:

(A) FutureCom will at all times keep all Confidential Information of the Distributor in the strictest confidence;

* Confidential Treatment Requested

(B) FutureCom will not use the Confidential Information of the Distributor for any purpose other than for performing its obligations pursuant to this Agreement;

(C) FutureCom will not at any time publish or in any way participate or assist in the publishing of any Confidential Information of the Distributor;

(D) FutureCom will not disclose or assist in the disclosure of any Confidential Information of the Distributor to any person, firm, corporation or other entity.

10.5 FutureCom may disclose the Confidential Information of the Company or Distributor in confidence to the lawyers, accountants and other professional advisors of FutureCom in connection with the performance of the business arrangements between the Distributor and FutureCom each of whom shall be advised and required to maintain the confidential nature of each confidential information.

10.6 FutureCom may disclose the Confidential Information of the Company or the Distributor only to the extent necessary in order that FutureCom may comply with all applicable laws and regulations, including compliance with FutureCom's obligations as a reporting issuer under the United States Securities Exchange Act of 1934. Any press releases making reference to a party shall require the consent of that party. The Parties shall endeavor to consult one with the other with respect to any press releases or similar dissemination of information.

10.7 No waiver by either party of its rights pursuant to the confidentiality agreements or any consent to any release of Confidential Information shall be effective unless expressed in writing, and no such waiver or consent shall apply beyond the specific facts in respect of which the waiver of consent was given.

10.8 This confidentiality agreement of each party does not apply to information that is or becomes publicly available or is lawfully received by the other party other than by breach of this confidentiality agreement.

11.   Modifications
      -------------

11.1 FutureCom will not make any modifications to any Products or in any way vary or change the specifications or content of the Products purchased from or through the Distributor. FutureCom will use its reasonable efforts to ensure that its marketing representatives, dealers, agents, or customers do not make any modifications to, or in any way vary, the specifications or content of any Products.

11.2 FutureCom shall be entitled to name or brand the Products in whichever manner FutureCom deems necessary for marketing purposes, and shall be further entitled to offer private labeling to its customers at its cost; PROVIDED HOWEVER FutureCom may be required to include the name and/or trademark, if any, of the Distributor and/or the Company on all units of the Products, in a manner satisfactory to the Distributor, and at Distributor's cost.

* Confidential Treatment Requested

12.   Term and Termination
      --------------------

12.1 The term of this Agreement (the "Term") will commence on the date of signing of this Agreement and will continue until (i) the earlier of December 31, 2007, (ii) the date on which this Agreement is terminated in accordance with the provisions of this Agreement, or (iii) the date on which the Distribution Agreement is terminated. However, the Term of this Agreement will automatically renew from year to year after the initial Term provided the Company or Distributor has not given 60 days advance notice of termination in writing.

12.2 Each of FutureCom and the Distributor shall have the right to terminate this Agreement upon the occurrence of any of the following events, such termination to be effective immediately upon the receipt or deemed receipt by the other party of notice to that effect and the expiry of any applicable period for remedy of the default:

(A) if a party is in default of any of the material terms or conditions of this Agreement and fails to remedy such default within seven (7) days of written notice thereof from the other party unless the non-defaulting party agrees to extend such seven (7) day period;

(B) if the other party becomes bankrupt or insolvent, makes an assignment for the benefit of its creditors or attempts to avail itself of any applicable statute relating to insolvent debtors;

(C) if the other party winds-up, dissolves, liquidates or takes steps to do so or otherwise ceases to function as a going concern or is prevented from reasonably performing its duties hereunder; or

(D) if a receiver or other custodian (interim or permanent) of any of the assets of the other party is appointed by private instrument or by court order or if any execution or other similar process of any court becomes enforceable against the other party or its assets or if distress is made against the other party's assets or any part thereof.

12.3 Notwithstanding anything in this Agreement to the contrary, in the event that the Distributor shall be given notice from the Company that there has occurred any event pursuant to which the Company has or may have the right to terminate the Distribution Agreement, then Distributor represents and agrees to immediately give written notice to FutureCom of said event, as well as related information with respect to action to be taken by Distributor to remedy any claim of default as asserted by the Company.

     In the event Distributor shall be unable to remedy the claim of default by the Company, Distributor agrees to utilize its best commercial efforts to assist FutureCom to directly contract with the Company for the continued purchase of the Products by FutureCom and to otherwise enable FutureCom to continue to receive, to the maximum extent commercially feasible, the benefits of this Agreement. In the event so required, as may pertain to the claim of default by the Company which is not remedied by the Distributor to the satisfaction of the Company, the Distributor agrees to not unreasonably withhold its consent to a request by FutureCom of an assignment of the Distribution Agreement to FutureCom under which FutureCom would assume all of the rights, duties and obligations of the Distributor pursuant to the Distribution Agreement, subject to such terms and conditions as may then be imposed by the Company as a condition to obtaining the consent of the Company to an assignment of the Distribution Agreement by Distributor to FutureCom.

* Confidential Treatment Requested

12.4 Upon termination of this Agreement for any reason whatsoever, the following shall apply:

(A) those rights and obligations of each of the Distributor and FutureCom which are expressly stated to survive termination of this Agreement will survive termination and will continue in full force and effect;
(B) all rights and privileges granted by the Distributor to FutureCom pursuant to this Agreement, including the rights to market, distribute and sell Products, will immediately terminate and be relinquished by FutureCom, and thereafter FutureCom shall take no action that would make it appear to the public that the Distributor is still supplying Products;
(C) FutureCom shall return to the Distributor all advertising, informational or technical material given to FutureCom by the Company or Distributor;
(D) FutureCom shall cease using the Trade Names and thereafter refrain from holding itself out as an authorized distributor of the Products;
(E) FutureCom will retain in confidence all information regarding the business and property of the Company, the Distributors and the Products;
(F)   all marketing agreements entered into by FutureCom will terminate.

The provisions of this Section 12.4 will survive the termination of this Agreement.

12.5 The obligations of FutureCom hereunder shall be subject to the Products receiving all requisite regulatory approval, including UL and that of the FCC
and Industry Canada with the exception of the first [            *          ]
units of the Products. The Distributor shall cause the filing of the requisite regulatory approvals in a timely and expeditious manner, it being anticipated that such approvals may be obtained in January, 2001.

12.6  Except for the first [           *          ], the obligations of
FutureCom hereunder shall be further subject to receipt of carrier approval from Sprint, AT&T, Verizon, Telus, or any other carrier deemed necessary by FutureCom for implementation of its marketing plan for the Products. FutureCom undertakes to obtain such approval at its cost immediately upon receipt of the fifteen (15) units referred to in Section 3.14. This condition shall terminate at the end of twenty-two (22) days after the passing of and completion of CDG Level 2 testing.

12.7 In the event the Distributor shall determine or become advised the Company or Distributor does not intend to renew the Distribution Agreement, immediate written notice thereof shall be given by the Distributor to FutureCom.

13.   Assignment
      ----------

13.1 Except as provided by Section 5 of this Agreement, the rights granted by this Agreement may not be sold, assigned, sub-licensed or otherwise transferred by FutureCom without the prior written consent of the Distributor, which consent may not be unreasonably withheld by the Distributor.

13.2 In the event the Distributor proposes to make an assignment of all or any portion of its rights pursuant to the Distribution Agreement. Distributor agrees to promptly give notice thereof to FutureCom and to permit FutureCom reasonable opportunity to discuss the proposed assignment with Distributor. Provided, however, FutureCom acknowledges it does not have a right of first refusal enforceable against Distributor.

* Confidential Treatment Requested

14.   After-sales Support; Marketing
      ------------------------------

14.1 The Distributor shall use its highest and best efforts to make all manufacturer warranties directly available to customers of the Products and to otherwise enforce warranty covenants against the manufacturers of the Product for the benefit of FutureCom or its customers. FutureCom shall be responsible for customer and call-center support services as shall pertain to all sales originated by FutureCom. However, the Distributor shall provide or make available through the Company to the greatest extent feasible, training and technical assistance to FutureCom in the United States and Canada for a period of three (3) months after the date of this Agreement in order to facilitate FutureCom's customer and call-center support services.

14.2 FutureCom shall expend One Million Dollars ($1,000,000) to Five Million Dollars ($5,000,000) on advertising and promotion related to the Product, which without limiting the generality of the foregoing. shall include media advertising, co-op advertising schemes, trade show attendances, product literature, and similar promotional efforts.


15.   Miscellaneous Provisions
      ------------------------

15.1  Entire Agreement
      ----------------

This Agreement constitutes the entire agreement between the parties with respect to all matters herein contained, and its execution has not been induced by, nor do any of the parties hereto rely upon or regard as material, any representations or writings whatsoever not incorporated herein and made a part hereof. This Agreement shall not be amended, altered or qualified except by an instrument in writing, signed by all parties hereto and any amendments, alterations or qualifications hereof shall not be binding upon or affect the rights of any party who has not given its consent in writing.

15.2  Interpretation
      --------------

The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

15.3  Severability
      ------------

In the event that any of the covenants herein contained shall be held unenforceable or declared invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this Agreement and such unenforceable or invalid portion shall be severable from the remainder of this Agreement.

15.4  Force Majeure
      -------------

In the event of an inability or failure by the Company to manufacture, supply or ship any of the Products herein by reason of any fire, explosion, war, riot, strike, walk-out, labour controversy, flood, shortage of water, power, labour transportation facilities or necessary materials or supplies, default or power failure of carriers, breakdown in or the loss of production or anticipated production from plant or equipment, act of God or public enemy, any law, act or order of any court, board, government or other authority of competent

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jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of the Company, then the Distributor shall not be liable to FutureCom and will not be deemed to be in default during the period and to the extent of such inability or failure. Deliveries omitted in whole or in part while such inability remains in effect shall be canceled.

15.5  Notices
      -------

Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if:

     (a)  Delivered personally;
     (b)  Sent by prepaid courier service or mail; or
     (c) Sent prepaid by telecopiers, fax telex or other similar means of electronic communication addressed to the "President" at the address/fax number(s) shown for FutureCom or the Distributor, as the case may be, at the beginning of this Agreement.

Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or, if sent by telex, fax, telecopier or other electronic communication (other than e-mail), on the first business day thereafter, or if sent by courier on the third business day thereafter or if sent by mail on the tenth business day thereafter. Any party may change any particulars of its address/fax number for notice by giving notice to the other party in the manner above described.

For determining the date on which any notice shall have been received, the date of delivery will be the date in Los Angeles, California at the time of delivery.

15.6  Time of the Essence
      -------------------

Time shall be of the essence.

15.7  Further Assurances
      ------------------

The parties agree to sign such other instruments, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement.

15.8  Successors and Assigns
      ----------------------

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

15.9  Non-Waiver
      ----------

No waiver by any party of any breach by any other party of any of its covenants, obligations and agreements hereunder shall be a waiver of any subsequent breach of any other covenant, obligation or agreement, nor shall any forbearance to seek a remedy for any breach be a waiver of any rights and remedies with respect to such or any subsequent breach.

15.10 Arbitration
      -----------

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All disputes in relation to this Agreement, other than a dispute regarding the non-payment of any monetary amount required by this Agreement, be referred to and finally resolved by Arbitration, under the rules of the British Columbia International Commercial Arbitration Center (the "Rules"), which Rules are deemed to be incorporated by reference into this Article. The tribunal shall consist of One (1) Arbitrator. The Parties will endeavour within twenty-one
(21) days of the matter being referred to Arbitration to agree upon an Arbitrator, failing which the Arbitrator shall be appointed in accordance with the Rules. The place of Arbitration shall be Surrey, British Columbia. The language of the Arbitration shall be English. The parties agree that the Arbitrator shall be requested to make his award within sixty (60) days following the later of the conclusion of the Arbitration hearings or any exchange of final written submissions by the parties and further agree that the word of the Arbitrator shall be final and binding and without appeal.

15.11 Governing Law
      -------------

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

15.12 No Conflicts
      ------------

This Agreement shall supersede any and all previous agreements made between the parties in connection with the subject matter of this Agreement except for any non-disclosure or non-circumvention agreements entered into between the parties.

IN WITNESS WHEREOF the parties hereto have executed this Agreement and as of the date and year first above written.

FUTURECOM GLOBAL, INC.                     PC-EPhone Ltd.
By its authorized signatory                by its authorized signatory


/s/ Ronald R. Kelly                        /s/ Douglas Yee
------------------------------------       ------------------------------------
Signature of Authorized Signatory               Signature of Authorized
Signatory

Ronald R. Kelly                            Douglas Yee
------------------------------------       ------------------------------------
Name of Authorized Signatory               Name of Authorized Signatory

CEO / President                            Director
------------------------------------       ------------------------------------
Position of Authorized Signatory           Position of Authorized Signatory

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                                   Appendix 3.10
                       Terms and Conditions of Initial Orders
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